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                                                                    EXHIBIT 5.01
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                                June 13, 2000


VeriSign, Inc.
1350 Charleston Road
Mountain View, CA 94043

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VeriSign, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about June 14, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 21,223,984 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of (a) stock options granted by the Company under its 1998 Equity Incentive Plan, as amended (the "Equity Plan"), (b) purchase rights granted or to be granted under the Company's 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan") (c) stock options granted or to be granted under the Company's 1998 Directors Stock Option Plan (the "Directors Plan"), (d) stock options granted by Network Solutions, Inc. under its 1996 Stock
Incentive Plan, as amended (the "NSI Plan") assumed by the Company as of June
8, 2000 or (e) stock options granted by Signio, Inc. under its 1998 Stock Plan assumed by the Company as of February 29, 2000 (the "Signio Plan"). The plans referred to in clauses (a) through (e) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following.

     (1) the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 27, 1999.

     (2) the Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 8, 2000.

     (3) the Company's Bylaws, certified by the Company's Assistant Secretary on June 8, 2000.

     (4)  Certificate of Amendment to the Company's Bylaws dated June 8, 2000

     (5) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (6)  the Prospectuses prepared in connection with the Registration
          Statement.

     (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession.

     (8) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and verifying the number of shares issuable pursuant to the Plans as of the date hereof).

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June 13, 2000
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     (9)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 21,223,984 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted by the Company under Equity Plan, (b) purchase rights granted or to be granted under the Purchase Plan, (c) stock options granted or to be granted under the Directors Plan, (d) stock options granted by Network Solutions, Inc. under the NSI Plan or (e) stock options granted by Signio, Inc. under the Signio Plan when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Fenwick & West LLP
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